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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                               September 24, 2001
                Date of Report (Date of earliest event reported)



                      THE MAJOR AUTOMOTIVE COMPANIES, INC.
             (Exact name of registrant as specified in its charter)


                   Nevada           000-29182          11-3292094
              ----------------    -------------    --------------------
              (State or other     (Commission      (IRS Employer
               jurisdiction of     File Number)     Identification No.)
               incorporation)


              43-40 Northern Boulevard, Long Island City, NY  11101
               (Address of principal executive offices)     (Zip Code)


      (Registrant's telephone number, including area code): (718) 937-3700


                                       N/A
              -----------------------------------------------------
         (Former name or former address, if changed since last report)






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ITEM 5.           OTHER EVENTS

         On September 24, 2001, we issued a press release announcing that our President, Chief Operating Officer and a Director, James Wallick, would no longer serve as our President and Chief Operating Officer. Details are more fully described in the press release which is hereby incorporated by reference and which is attached hereto as EXHIBIT 99.3.

         On September 25, 2001, Mr. Wallick filed a lawsuit against us in the United States District Court of New Jersey entitled JAMES R. WALLICK V. BRUCE BENDELL, INDIVIDUALLY AND IN HIS CAPACITY AS AN OFFICER, DIRECTOR AND MAJORITY SHAREHOLDER OF THE DEFENDANT CORPORATIONS, FIDELITY HOLDINGS, INC., THE MAJOR AUTOMOTIVE COMPANIES, INC. MAJOR CHEVEROLET, MAJOR MOTORS OF HEMPSTEAD, INC., D/B/A/ MAZDA OF HEMPSTEAD, COMPASS DODGE, COMPASS LINCOLN-MERCURY, ABC COMPANIES I-V, FICTITIOUS NAME, ACTUAL NAMES UNKNOWN, AND JOHN DOES, I-X, FICTITIOUS NAMES, ACTUAL NAMES UNKNOWN, INDIVIDUALLY AND IN THEIR OFFICIAL CAPACITY (collectively, the Defendants"). In this action, Mr. Wallick has alleged that the Defendants breached an oral, written and implied-in-fact employment agreement with Mr. Wallick, acted in bad faith in connection with the employment agreement, intentionally and negligently misrepresented promises relating to Mr. Wallick's employment and intentionally and tortiously interfered with the contractual and employment relationship of Mr. Wallick. Mr. Wallick is seeking, among other things, compensatory and punitive damages for the alleged violations. We believe we have substantial defenses to the asserted claims and intend to vigorously defend this suit.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS


(c)      Exhibits

         Exhibit No.                Description
         --------------             -----------

         Exhibit 99.3               Press Release dated September 24, 2001.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2001

                                     THE MAJOR AUTOMOTIVE COMPANIES, INC.



                                     By: /s/    BRUCE BENDELL
                                         ------------------------------
                                         Name:  Bruce Bendell
                                         Title: Chief Executive Officer